                                                                    EXHIBIT 21.1

                                NETEGRITY, INC.

     The following are wholly-owned subsidiaries of Netegrity, Inc.

                                                                 STATE OR
                                                              JURISDICTION OF
                                                               INCORPORATION
                                                              ---------------
Netegrity Europe SARL.......................................  France
Netegrity Asia/Pacific Pte Ltd..............................  Singapore
Net Integrity, Inc..........................................  Delaware
Netegrity Canada, Inc.......................................  Canada
Netegrity Gmbh..............................................  Germany
Netegrity UK Limited........................................  United Kingdom
DataChannel, Inc............................................  Washington
Netegrity Operating Company, Inc............................  Massachusetts

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